Exhibit 99.1

Tuesday, July 13, 2004

PRENTISS PROPERTIES REPORTS RESULTS OF OPERATIONS FOR SECOND QUARTER 2004

Dallas, July 13, 2004 — Prentiss Properties Trust (NYSE: PP), a real estate investment trust (REIT) which focuses on office property ownership and development in select markets, today announced results for the second quarter of 2004. The following summarizes the results for the quarter ended June 30, 2004:

•	For the second quarter 2004, the Company reported net income of $18.8 million, or $.37 per common share (diluted), compared to net income of $8.5 million, or $.16 per common share (diluted) for the second quarter of 2003.

•	Adjusted FFO totaled $37.8 million, or $0.76 per common share (diluted) for the second quarter 2004, compared to $34.5 million, or $0.78 per common share (diluted) for the second quarter of 2003. Adjusted FFO for the second quarter 2004 excludes both the impact of $5.3 million of loan defeasance cost and the $10.1 million gain on sale incurred in connection with the Company’s sale of the Natomas properties, 11 cents and 20 cents respectively. FFO, which excludes the gain on sale but not the related loan defeasance cost, was $0.65 per common share (diluted) for the second quarter 2004.

•	Overall portfolio occupancy stood at 90.6 percent at the end of the second quarter of 2004 versus 90.8 percent at the end of the first quarter of 2004 and 90.7 percent at the end of the second quarter of 2003. Office portfolio occupancy stood at 89.5 percent at the end of the second quarter of 2004 versus 89.6 percent at the end of the first quarter of 2004 and 89.6 percent at the end of the second quarter of 2003.

•	During the second quarter 2004, the Company closed on the acquisition of Cityplace, a 1.3 million square foot, Class “AA” office building located on Central Expressway and Haskell Street just north of downtown Dallas and east of the Uptown/Turtle Creek submarket. The building was purchased for approximately $124 million.

•	During the second quarter of 2004, the Company exercised the accordion feature of its line of credit and expanded the facility from a capacity of $300 million to $375 million.

•	During the second quarter of 2004, the Company closed on the acquisition of The Bluffs in Rancho Bernardo within our joint venture with ABP. The project was purchased for $17.7 million and is currently 83% leased to a diverse tenant base. The project is a newly constructed 69,000 square foot Class “A” Office project within the highly desirable Rancho Bernardo submarket of San Diego County, California.

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•	During the second quarter of 2004, the Company closed on the acquisition of 5500 Great America Parkway, a high quality Class “A” office campus consisting of three buildings totaling 306,000 square feet, a 250 space parking garage below two of the buildings, and an adjoining development site that can support an additional 230,000 square feet of office development. The project and development site were purchased for a total price of approximately $34.75 million. The project, which is located in Silicon Valley, was 100% vacant when purchased and was acquired at a substantial discount to replacement cost. Shortly after acquisition the Company signed a 220,000 square foot lease in the project with Hyperion for two of the three buildings.

•	During the second quarter of 2004, the Company commenced development on High Bluff Ridge, a 158,000 net rentable square foot, Class “A”, office development in the northern San Diego suburb of Del Mar. The development is 50% pre-leased to the international law firm of Morrison and Foerster as the lead tenant. The Company is developing High Bluff Ridge under a joint venture with Southwind Construction, Inc., with the Company serving as the general partner and 70% owner.

•	On July 9, 2004, the Company paid a dividend of $0.56 per share for the second quarter.

“We had a good solid quarter in terms of operating performance that we complemented with several good acquisitions including a vacant project in Silicon Valley,” stated Thomas F. August, President and CEO of Prentiss Properties.

Asset Acquisitions & Sales

During the second quarter of 2004, the Company acquired 5500 Great America Parkway, a high quality Class “A” office campus consisting of three buildings totaling 306,000 square feet, a 250 space parking garage below two of the buildings, and an adjoining development site that can support an additional 230,000 square feet of office development. This vacant project was purchased from a corporate user who recently consolidated to other space. The project and development site were purchased for $34.75 million. This price represents a substantial discount to replacement cost. The Company recently announced that we signed a lease for 220,000 square feet in this project to Hyperion, the global leader in business management software, under a long term lease. The signing of the Hyperion lease for 72% of the project’s total square footage generates a 9% GAAP (7.8% Cash) return on Prentiss’ basis in the buildings (including all costs of this lease transaction) assuming no other leases are signed.

Additionally, during the second quarter of 2004, the Company acquired The Bluffs, a newly constructed 69,000 square foot Class “A” Office project within the highly desirable Rancho Bernardo submarket of San Diego County, California. The project was purchased for $17.7 million and is currently 83% leased to a diverse tenant base. Upon closing this purchase, the Bluffs was contributed to Prentiss Office Investors L.P., a joint venture between Prentiss and Stichting Pensioenfonds ABP, a Netherlands based pension fund.

The Company closed on the acquisition of Cityplace Center in Dallas, Texas, from 7-Eleven, Inc. during the second quarter of 2004. Cityplace Center is a 42-story, 1.3 million square foot, Class “AA” office building located on Central Expressway and Haskell Street just north of downtown Dallas and east of the Uptown/Turtle Creek submarket. The building is

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currently 85 percent leased. The acquisition price for the building of $124 million represents a significant discount to replacement cost. The acquisition is expected to yield an initial cash-on-cash return of 6.9 % and a 7.6 % GAAP return.

During the second quarter of 2004, the Company closed on the sale of its office properties located in Sacramento, California for proceeds of $80.7 million. The sale included all six buildings encompassing 566,181 square feet located approximately five minutes north of downtown Sacramento. The sale resulted in a gain on sale of $10.1 million and a $5.3 million defeasance cost on the related Natomas mortgage. The buyer, as part of the purchase and sale contract, was required to pay all costs associated with the loan defeasance.

The Company is continuing to manage and lease the buildings for the new owner.

Development Activity

During the second quarter of 2004, the Company began construction of High Bluff Ridge, a 158,000 net rentable square foot, Class “A”, office development in the northern San Diego suburb of Del Mar. The project is 50% pre-leased to Morrison & Foerster LLP.

The Company is developing High Bluff Ridge through a joint venture with Southwind Construction, Inc. The Company is a 70% owner and the managing general partner.

Consolidated Financial Results

Second quarter 2004 revenues totaled $93.8 million compared to $85.4 million during the second quarter of 2003. For the second quarter 2004, the Company reported net income of $18.8 million, or $0.37 per common share (diluted), compared to $8.5 million, or $0.16 per common share (diluted), for the second quarter of 2003. Adjusted FFO totaled $37.8 million, or $0.76 per common share (diluted) for the second quarter 2004, compared to $34.5 million, or $0.78 per common share (diluted) for the second quarter of 2003. Operating results were positively impacted by acquisitions and negatively impacted by rental rate roll-downs and increased depreciation and amortization expenses. Adjusted FFO for the second quarter 2004 excludes both the impact of $5.3 million of loan defeasance cost and the $10.1 million gain on sale incurred in connection with the Company’s sale of the Natomas properties. FFO, which excludes the gain on sale but not the related loan defeasance cost, was $.65 per share for the second quarter 2004.

FFO is a widely recognized measure of REIT operating performance. FFO is a non-GAAP financial measure and, as defined by the National Association of Real Estate Investment Trusts, means net income, computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors and our management as a measure of our operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and, as a result, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and

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administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, we believe that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operating performance of REITs. However, our FFO may not be comparable to FFO reported by other REITs that do not define FFO exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, FFO should be examined in conjunction with net income as presented in our consolidated financial statements. We believe that net income is the most directly comparable GAAP financial measure to FFO. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income or to cash flows as an indication of our performance or as a measure of liquidity or ability to make distributions. A reconciliation of net income, the most directly comparable GAAP measure, to FFO is attached as a schedule to this press release.

FFO does not reflect depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. These are significant economic costs that could materially impact our results of operations.

Adjusted FFO is a non-GAAP financial measure that we define as FFO (defined above) excluding (adding back) impairment losses related to real estate assets and debt defeasance losses related to real estate assets sold. We believe that our Adjusted FFO provides useful information to the investment community about our financial performance when compared to other REITs as it eliminates FFO differences caused by the timing and classification within the income statement of real estate and real estate debt related losses. However, our Adjusted FFO may not be comparable to FFO or Adjusted FFO reported by other REITs that do not define FFO or Adjusted FFO exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Adjusted FFO should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. We believe that net income is the most directly comparable GAAP financial measure to Adjusted FFO. Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

Like FFO, our Adjusted FFO does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs that could materially impact our results of operations.

Earnings guidance for 2004 will be discussed by management on the July 14, 2004 conference call. Instructions for accessing the conference call can be found in the Additional Information section of this press release.

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Portfolio Performance

Office portfolio occupancy stood at 89.5 percent at the end of the second quarter 2004 versus 89.6 percent at the end of the first quarter 2004 and 89.6 percent at the end of the second quarter of 2003. Industrial portfolio occupancy stood at 98.7 percent at the end of the second quarter 2004 versus 98.6 percent at the end of the first quarter 2004 and 98.3 percent at the end of the second quarter of 2003. “While our overall office occupancy was flat during the quarter our same store office occupancy was actually up 65 basis points,” said Thomas F. August, President and CEO of Prentiss Properties. “Overall office occupancy was negatively impacted by our three acquisitions which were 80% leased at quarter end. Given the prices we paid for this vacant space, we believe it provides an excellent opportunity for value enhancement.”

Overall portfolio occupancy stood at 90.6 percent at the end of the second quarter 2004 versus 90.8 percent at the end of the first quarter 2004 and 90.7 percent at the end of the second quarter of 2003. The Company retained 67% of tenant’s square footage up for renewal in the second quarter of 2004 and has retained 55% of tenant’s square footage up for renewal during the six months ended June 30, 2004.

During the quarter, the Company commenced office property renewals and new leases totaling 399,000 square feet. Average straight-line net rents on new and renewed office leases were 2 percent below those on expiring leases. During the quarter, the Company commenced industrial property renewals and new leases totaling 103,000 square feet. Average straight-line net rents on new and renewed industrial leases were 26 percent above those on expiring leases.

During the quarter, the Company’s largest leases executed were as follows:

1)	Hyperion Solutions executed a new 219,721 square foot, 10 year, 6 month lease at Great America Parkway in Silicon Valley, California.

2)	Fujitsu Ten Corp. executed a 79,416 square foot, 5-year lease renewal at Pacific Gateway Center in Torrance, California.

3)	Exxon Mobil Corporation executed a 46,989 square foot, 1-year lease renewal at 8280 Willow Oaks Corporate Drive in Fairfax, Virginia.

4)	The Lessard Architectural Group executed a new 44,158 square foot, 10-year lease at 8521 Leesburg Pike in Vienna, Virginia.

5)	Andry Specialty Vehicles executed a 40,800 square foot, 5-year lease renewal at Pacific Gateway Center in Torrance, California.

6)	AIG executed a 35,864 square foot, 4-year, 7 month lease expansion at Walnut Glen Tower in Dallas, Texas.

7)	ARM Holdings, Inc. executed a 34,242 square foot, 5 year expansion and 3 year extension at Cielo Center in Austin, Texas.

8)	GMAC executed a 29,527 square foot, 11 year expansion at Cityplace in Dallas, Texas.

9)	Waraday & Davis LLP executed a 24,255 square foot, 13 year lease at 1717 Deerfield in Chicago, Illinois.

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Lease expirations for office properties for the remainder of 2004 and 2005 total 1,125,000 square feet and 1,235,000 square feet, respectively, which equates to 7 percent and 8 percent of the Company’s net rentable office square feet during those years.

Capital Markets and Financing

As of June 30, 2004, the Company’s market value of equity was $1.68 billion. Total market capitalization at June 30, 2004 was $2.86 billion, compared to a total asset book value of $2.3 billion (including a pro-rata share of unconsolidated and consolidated joint venture assets). As of June 30, 2004, Debt to Total Market Capitalization (market value equity plus debt) stood at 41.4 percent compared to 38.0 percent as of March 31, 2004 and 44.4 percent as of June 30, 2003.

The Company’s debt balance at June 30, 2004, including its share of unconsolidated joint venture debt, was $1.19 billion. Of this amount, $650.1 million was fixed rate, non-recourse, long-term mortgages and fixed rate, recourse debt. The remaining $536.4 million was floating rate debt, of which $325 million was hedged as of the end of the second quarter of 2004. Including the Company’s existing hedges, the Company’s exposure to floating rate debt represented approximately 7.4 percent of its total market capitalization as of the end of the second quarter of 2004.

During the second quarter of 2004, the Company’s weighted average cost of debt, including all costs related to hedge amortization, swap payments and unused commitment fees, was 6.25 percent. At June 30, 2004, excluding the Company’s line of credit, the weighted average maturity of debt was 4.4 years.

During the second quarter of 2004, the Company issued 449,864 shares of common stock at a weighted average gross price of $33.78 per share under its Dividend Reinvestment Plan (DRIP) and its Dribble Plan. Net proceeds raised totaled $14.9 million.

On June 25, 2004 the Company exercised the accordion feature of its line of credit and expanded the facility’s available funding from $300 million to $375 million.

Dividends, Capital Expenditures and Funds Available for Distribution (FAD)

The Company declared a $0.56 regular quarterly dividend on June 9, 2004, to owners (shares and units) of record as of June 30, 2004, and paid the dividend on July 9, 2004. The annualized dividend of $2.24 per share represented a yield of 6.4 percent based on yesterday’s closing share price of $35.02. The Adjusted FFO and FAD payout ratios for the quarter ended June 30, 2004, were 74.2 percent and 101.0 percent.

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The Company spent $8.1 million in non-incremental capital expenditures during the quarter, of which $.8 million represented capital improvements and repairs to the properties and $7.3 million represented costs paid with respect to leasing and tenant improvements. For office leases commencing during the quarter, the Company’s average non-incremental leasing and tenant improvement costs per square foot were $17.84, or $2.76 per square foot per year. These costs were based on 386,000 square feet of non-incremental office leases commencing during the quarter.

For industrial leases commencing during the quarter, the Company’s average non-incremental leasing and tenant improvement costs per square foot were $2.01, or $0.46 per square foot per year. These costs were based on 103,000 square feet of non-incremental industrial leases commencing during the quarter.

Funds Available for Distribution (FAD) totaled approximately $27.7 million for the quarter ended June 30, 2004.

FAD is a non-GAAP financial measure that we define as Adjusted FFO (as defined above) less non-incremental capital expenditures, straight-line rent adjustments, rental income adjustments recognized in accordance with Statement of Financial Accounting Standards No. 141 (SFAS No. 141) and the amortization of financing costs. We believe that FAD is helpful to investors and our management as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing and investing activities, it provides investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs. Our FAD may not be comparable to FAD reported by other REITs that do not define FAD exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, FAD should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto.

We believe that net income is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions. A reconciliation of net income, the most directly comparable GAAP measure, to FAD is attached as a schedule to this press release.

Additional Information

The Company will broadcast its second quarter 2004 earnings conference call on Wednesday, July 14, 2004. The conference call will begin at 10:00 am CDT and will last for approximately one hour. Those interested in listening via the Internet can access the conference call at www.prentissproperties.com. Please go to the Company’s web site 15 minutes prior to the start of the call to register. It may be necessary to download audio software to hear the conference call. To do so, click on the Real Player icon and follow directions from there. Those interested in listening via the telephone can access the conference call at (303) 275-2170. A replay of the conference call will be available via

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phone through July 21, 2004 at (303) 590-3000, passcode #11001924 or via the Internet on the Company’s website.

Additional information on Prentiss Properties Trust, including an archive of corporate press releases and conference calls, is available on the Company’s web site. The Company’s second quarter 2004 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company’s web site at www.prentissproperties.com prior to the start of the conference call.

About Prentiss Properties Trust

Prentiss Properties Trust is a self-administered and self-managed real estate investment trust (“REIT”). It owns interests in 136 operating properties with approximately 18.5 million square feet – 16.2 million of office properties and 2.3 million of industrial properties. The Company also has a 158,000 square foot development project in construction at this time. The Company, through various management subsidiaries, manages approximately 29.3 million square feet of office and industrial properties owned by Prentiss, its affiliates and third parties.

With its headquarters in Dallas, Texas, Prentiss Properties focuses on the ownership of office properties in Metropolitan Washington D.C., Chicago, Dallas, Austin, Northern California and Southern California. It is a full service real estate company with in-house expertise in areas such as acquisitions, development, facilities management, property management and leasing.

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intent,” “predict,” “project” and similar expressions as they relate to Prentiss Properties Trust or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no current intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Financial Tables to Follow

For more information on Prentiss Properties Trust,

visit the Company’s website at www.prentissproperties.com

Prentiss Properties Trust

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	6/30/2004	3/31/2004	12/31/2003	9/30/2003	6/30/2003
Assets
Operating real estate:
Land	$345,089	$325,623	$325,623	$309,898	$313,621
Buildings and improvements	1,779,810	1,728,823	1,727,056	1,683,543	1,684,609
Less: accumulated depreciation	(221,575)	(222,080)	(210,944)	(200,034)	(198,194)

	1,903,324	1,832,366	1,841,735	1,793,407	1,800,036
Construction in progress	12,594	—	—	—	—
Land held for development	43,678	47,462	47,202	63,699	64,185
Deferred charges and other assets, net	224,019	207,291	207,795	194,484	180,210
Notes receivable	5,942	6,440	15,904	13,354	13,354
Receivables, net	51,030	49,451	47,412	43,137	41,097
Cash and cash equivalents	10,035	11,215	5,945	9,184	7,395
Escrowed cash	10,149	13,062	11,913	11,825	12,551
Investments in securities and insurance contracts	3,030	3,395	2,579	2,239	2,301
Investments in joint ventures and unconsolidated subsidiaries	12,774	14,274	14,215	14,326	14,535
Interest rate hedges	5,099	475	1,768	—	—

Total assets	$2,281,674	$2,185,431	$2,196,468	$2,145,655	$2,135,664

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and notes payable	$1,103,992	$1,034,934	$1,029,035	$1,009,596	$1,060,786
Interest rate hedges	5,277	10,476	9,842	11,398	14,855
Accounts payable and other liabilities	73,487	68,039	81,741	77,316	75,896
Mandatorily redeemable preferred units	—	—	10,000	10,000	—
Distributions payable	28,041	27,742	28,986	28,483	27,043

Total liabilities	1,210,797	1,141,191	1,159,604	1,136,793	1,178,580

Minority interest in operating partnership	27,738	27,476	123,058	122,974	132,622

Minority interest in real estate partnerships	77,843	69,841	1,565	1,645	1,512

Commitments and contingencies
Shareholders’ equity:
Preferred shares $.01 par value, 20,000,000 shares authorized, 3,773,585 shares issued and outstanding	100,000	100,000	100,000	100,000	100,000
Common shares $.01 par value, 100,000,000 shares authorized, 48,038,007 and 45,772,383 (includes 3,272,308 and 3,159,089 in treasury) shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	480	475	458	448	441
Additional paid-in capital	1,014,116	997,537	942,644	913,625	887,300
Common shares in treasury, at cost, 3,272,308 and 3,159,089 shares at June 30, 2004 and December 31, 2003, respectively	(82,159)	(82,115)	(78,000)	(77,985)	(120,545)
Unearned compensation	(4,254)	(4,782)	(2,176)	(2,569)	(2,963)
Accumulated other comprehensive income	564	(9,176)	(7,198)	(10,606)	(13,879)
Retained earnings/(distributions in excess of earnings)	(63,451)	(55,016)	(43,487)	(38,670)	(27,404)

Total shareholders’ equity	965,296	946,923	912,241	884,243	822,950

Total liabilities and shareholders’ equity	$2,281,674	$2,185,431	$2,196,468	$2,145,655	$2,135,664

9

Prentiss Properties Trust

Consolidated Statements of Income

(in thousands, except per share amounts)

	Six Months Ended		Three Months Ended
	6/30/2004	6/30/2003	6/30/2004	3/31/2004	12/31/2003	9/30/2003	6/30/2003
Revenues:
Rental income	$178,151	$160,529	$90,856	$87,295	$84,372	$82,401	$81,134
Service business and other income	6,416	8,602	2,928	3,488	4,662	3,552	4,247

	184,567	169,131	93,784	90,783	89,034	85,953	85,381

Expenses:
Property operating and maintenance	45,298	40,300	23,050	22,248	23,854	20,232	20,211
Real estate taxes	20,251	19,149	10,347	9,904	6,176	8,043	9,486
General and administrative and personnel cost	5,370	5,628	2,785	2,585	2,613	2,747	3,232
Expenses of service business	4,115	5,121	2,466	1,649	2,914	2,478	2,902
Interest expense	33,024	33,497	16,825	16,199	16,882	16,853	17,069
Amortization of deferred financing costs	1,133	1,045	568	565	561	678	536
Depreciation and amortization	45,081	35,434	23,134	21,947	20,754	18,773	17,614

	154,272	140,174	79,175	75,097	73,754	69,804	71,050

Income from continuing operations before minority interests and equity in income of unconsolidated joint ventures	30,295	28,957	14,609	15,686	15,280	16,149	14,331
Minority interests	(2,223)	(5,169)	(594)	(1,629)	(2,608)	(2,602)	(2,564)
Equity in income of unconsolidated joint ventures	1,174	1,338	596	578	622	595	712
Loss on investment in securities	(420)	—	(420)	—	—	—	—

Income from continuing operations	28,826	25,126	14,191	14,635	13,294	14,142	12,479
Discontinued operations:
Income from discontinued operations including impairment losses	1,060	1,413	(23)	1,083	371	(6)	(384)
Gain/(loss) from disposition of discontinued operations	10,185	(4,542)	10,185	—	—	85	(4,542)
Loss from debt defeasance related to sale of real estate	(5,316)	—	(5,316)	—	—	—	—
Minority interest related to discontinued operations	(186)	115	(151)	(35)	(13)	(3)	181

	5,743	(3,014)	4,695	1,048	358	76	(4,745)
Income before gain on sale of properties	34,569	22,112	18,886	15,683	13,652	14,218	7,734
Gain/(loss) on sale of land	1,222	1,910	(94)	1,316	7,525	—	778

Net income	35,791	24,022	18,792	16,999	21,177	14,218	8,512
Preferred dividends	(5,826)	(4,226)	(2,113)	(3,713)	(2,113)	(2,113)	(2,113)

Net income applicable to common shareholders	$29,965	$19,796	$16,679	$13,286	$19,064	$12,105	$6,399

Net income per common share - basic	$0.68	$0.51	$0.38	$0.31	$0.45	$0.30	$0.16

Weighted average number of common shares outstanding - basic	43,906	38,973	44,386	43,426	42,059	40,231	38,996

Net income per common share - diluted	$0.68	$0.51	$0.37	$0.30	$0.45	$0.30	$0.16

Weighted average number of common shares and common share equivalents outstanding-diluted	44,094	39,128	44,527	43,670	42,255	40,484	39,204

Calculation of FFO and FAD

For Common Shares and Common Share Equivalents

(000s, except per share data)

	Six Months Ended		Three Months Ended
	6/30/2004	6/30/2003	6/30/2004	3/31/2004	12/31/2003	9/30/2003	6/30/2003
Funds from Operations (FFO):
Net income	$35,791	$24,022	$18,792	$16,999	$21,177	$14,218	$8,512
Adjustments:
Real estate depreciation and amortization(1)	46,767	39,011	23,785	22,982	21,524	19,437	19,466
Minority interests (2)	1,034	757	538	496	670	448	244
Minority interest share of depreciation and amortization	(2,124)	—	(1,303)	(821)	—	—	—
Pro rata share of joint venture depreciation and amortization	1,480	1,471	744	736	750	739	738
Issue costs of preferred units redeemed	(1,600)	—	—	(1,600)	—	—	—
(Gain)/loss on sale of real estate	(11,407)	2,632	(10,091)	(1,316)	(7,525)	(85)	3,764
FFO applicable to common and common equivalents	$69,941	$67,893	$32,465	$37,476	$36,596	$34,757	$32,724
Impairment losses and debt defeasance related to real estate	5,316	1,792	5,316	—	—	—	1,792
Adjusted FFO applicable to common and common equivalents	$75,257	$69,685	$37,781	$37,476	$36,596	$34,757	$34,516
Weighted average common shares, units and common shares equivalents (diluted)	49,313	44,396	49,738	48,896	47,510	45,746	44,471
Adjusted FFO per weighted average shares outstanding (diluted)	$1.53	$1.57	$0.76	$0.77	$0.77	$0.76	$0.78
Funds Available for Distribution (FAD):
Adjusted FFO	$75,257	$69,685	$37,781	$37,476	$36,596	$34,757	$34,516
Adjustments:
Straight-line rent adjustment	(4,710)	(3,950)	(2,231)	(2,479)	(2,438)	(1,558)	(2,063)
FAS 141 adjustment	(246)	—	(256)	10	(5)	(385)	—
Amortization of deferred financing fees	1,161	1,073	582	579	575	692	550
Capital expenditures	(17,617)	(11,575)	(8,132)	(9,485)	(11,570)	(8,697)	(7,423)
FAD	$53,845	$55,233	$27,744	$26,101	$23,158	$24,809	$25,580
Weighted average common shares, units and common shares equivalents (diluted)	49,313	44,396	49,738	48,896	47,510	45,746	44,471
Dividend per share	$1.120	$1.120	$0.560	$0.560	$0.560	$0.560	$0.560
Total dividend declared	$55,766	$49,722	$28,032	$27,734	$26,820	$26,318	$24,879
Payout ratio of Adjusted FFO	74.10%	71.35%	74.20%	74.00%	73.29%	75.72%	72.08%
Payout ratio of FAD	103.57%	90.02%	101.04%	106.26%	115.81%	106.08%	97.26%

(1) - Excludes depreciation and amortization not related to real estate.

(2) - Represents the minority interest attributable to holders of common partnership units. The units are included in the share count.